UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date  of Report:  April 27, 1998
(Date of earliest event reported):  (February 24, 1998)


                            RAM ENERGY, INC.
           (Exact name of registrant as specified in its charter)


           DELAWARE                                          333-42641
(State or other jurisdiction of                         (Commission File No.)
 incorporation or organization)


                                  52-1535102
                      (I.R.S Employer Identification No.)


                        5100 East Skelly Drive
                              Suite 650
                           Tulsa, Oklahoma               74135
             (Address of principal executive offices)  (Zip Code)


                                (918) 663-2800
             (Registrant's telephone number, including area code)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by RAM Energy, Inc. ("RAM") on March 10, 1998 to add the financial statements of the business acquired required by Item 7(a), the pro forma financial information required by Item 7(b), and additional exhibits required by Item 7(c).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Businesses Acquired

             The audited financial statements of Carlton Resources Corporation (and its Predecessor) as of December 31, 1996 and 1997 and for the eight months ended August 31, 1996, the four months ended December 31, 1996 and the year ended December 31, 1997 are set forth below.

         (b) Pro Forma Financial Information

             The  unaudited  pro  forma  financial   statements  of RAM
             Energy, Inc. as of December 31, 1997 and for the year then ended are set forth below.

         (c) Exhibits

             The following exhibits are filed as a part of this report:

EXHIBIT
NO.              DESCRIPTION
-------          -----------

2            Stock Purchase Agreement dated  December 16, 1997  among Rolf  N.
             Hufnagel and Robert E. Davis, Jr. and the Registrant with respect to the acquisition of Carlton Resources Corporation, incorporated herein by reference to Exhibit 2 to the Registrant's registration statement on Form S-1 (No. 333-42641)(1).

27           Financial Data Schedule for Carlton Resources Corporation

---------------------

(1)  Previously filed with the Current Report on Form 8-K filed on March 10,
     1998.

                       Carlton Resources Corporation
                       (and Predecessor)

                       Consolidated Financial Statements

                       December 31, 1996 and 1997
                       with Report of Independent Auditors

              Carlton Resources Corporation (and Predecessor)

                     Consolidated Financial Statements

                        December 31, 1996 and 1997




                                 Contents

Report of Independent Auditors

Consolidated Financial Statements

Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders' Equity (Deficit)
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

                      Report of Independent Auditors

The Boards of Directors and Shareholders
Carlton Resources Corporation

We have audited the accompanying consolidated balance sheets of Carlton Resources Corporation (the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for four months ended December 31, 1996 and the year ended December 31, 1997. We have audited the accompanying consolidated statement of operations, stockholders' equity (deficit), and cash flows of Magic Circle Energy Corporation (the "Predecessor") for the eight months ended August 31, 1996. These financial statements are the responsibility of the Company's and Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for the four months ended December 31, 1996 and the year ended December 31, 1997, and the results of operations and cash flows of the Predecessor for the eight months ended August 31, 1996, in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP

Tulsa, Oklahoma
April 10, 1998

                       Carlton Resources Corporation

                        Consolidated Balance Sheets
                                                           December 31
                                                     1996               1997
                                                 ------------------------------
Assets
Current assets:
  Cash and cash equivalents                      $ 1,335,000        $   391,000
  Restricted cash                                    246,000            346,000
  Accounts receivable, less allowance for
    doubtful accounts of $51,000 at December
    31, 1996 and $105,000 at December 31, 1997     1,806,000            958,000
  Receivables from affiliates                        143,000            116,000
  Prepaid expenses and other current assets          285,000            652,000
                                                ------------       ------------
Total current assets                               3,815,000          2,463,000
Property and equipment, at cost:
  Oil and gas properties                          22,732,000         23,339,000
  Gathering and disposal systems                  22,708,000         23,376,000
  Other                                              410,000            347,000
                                                ------------       ------------
                                                  45,850,000         47,062,000
  Less accumulated depreciation, depletion and
    amortization                                   1,066,000          4,977,000
                                                ------------       ------------
Net property and equipment                        44,784,000         42,085,000
Other assets                                         433,000            559,000
                                                ------------       ------------
Total assets                                     $49,032,000        $45,107,000
                                                ============       ============
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Accounts payable                              $  2,429,000        $ 2,321,000
  Payable to affiliates                               83,000                  -
  Accrued liabilities                                690,000            455,000
  Long-term debt in default                       24,820,000         23,921,000
                                                ------------       ------------
Total current liabilities                         28,022,000         26,697,000
Deferred tax liability                            20,805,000         20,017,000
                                                ------------       ------------
Total liabilities                                 48,827,000         46,714,000

Redeemable preferred stock, $.01 par share;
  120 shares authorized:
   12 shares issued and outstanding;
   stated at redemption value                        475,000            575,000

Stockholders' equity (deficit):
  Common stock-10,000 shares of $0.01 par value
    authorized; 1,025 shares issued and
    outstanding                                        1,000              1,000
  Paid-in capital                                     31,000             31,000
  Retained earnings (deficit)                       (302,000)        (2,214,000)
                                                 -----------         ----------
Total stockholders' equity (deficit)                (270,000)        (2,182,000)
                                                 -----------         ----------
Total liabilities and stockholders' equity       $49,032,000        $45,107,000
                                                 ===========        ===========

See accompanying notes.

                       Carlton Resources Corporation

                   Consolidated Statements of Operations

                                       Predecessor                      Company
                                  -------------------  ---------------------------------
                                    Eight Months             Four Months
                                        ended                   ended         Year ended
                                      August 31              December 31      December 31
                                        1996                    1996             1997
                                  -------------------  ---------------------------------
Revenues:
  Gathering systems               $11,731,000             $2,957,000       $10,340,000
  Oil and gas sales                 4,613,000              2,100,000         5,696,000
  Supervision fees and overhead
    reimbursements                    440,000                198,000           690,000
                                  -----------             ----------       -----------
                                   16,784,000              5,255,000        16,726,000
Costs and expenses:
  Oil and gas purchases             4,993,000              1,664,000         6,652,000
  Lease operating expenses and
    production taxes                1,524,000                863,000         2,035,000
  Other charges to production         580,000                174,000           514,000
  Gathering system operations         758,000                419,000           760,000
  Depreciation, depletion and
    amortization                    2,259,000              1,010,000         4,009,000
  General and administrative
    expenses                        1,430,000                966,000         2,864,000
                                  -----------             ----------       -----------
                                   11,544,000              5,096,000        16,834,000
                                  -----------             ----------       -----------
                                    5,240,000                159,000          (108,000)
Other income (expense):
  Interest income                     234,000                159,000            55,000
  Interest expense                          -               (326,000)       (3,084,000)
  Other                               464,000                318,000           336,000
                                  -----------             ----------       -----------
                                      698,000                151,000        (2,693,000)
                                  -----------            -----------       -----------
Income (loss) before income taxes   5,938,000                310,000        (2,801,000)
Income taxes                        2,206,000                118,000          (989,000)
                                  -----------            -----------       -----------
Net income (loss)                $  3,732,000            $   192,000      $ (1,812,000)
                                  ===========            ===========       ===========

See accompanying notes.

                       Carlton Resources Corporation

         Consolidated Statements of Stockholders' Equity (Deficit)

                                                     Retained      Treasury
                            Common       Paid-In     Earnings        Stock
                             Stock       Capital     (deficit)      at Cost        Total
                          ----------------------------------------------------------------
Predecessor
Balance at December 31,
  1995                    $1,000      $7,646,000   $10,719,000   $   (169,000)  $18,197,000
Net income for the eight
  months ended August 31,
  1996                         -               -     3,732,000              -     3,732,000
Purchase of treasury stock
  at cost                      -               -             -    (11,521,000)  (11,521,000)
Distribution of properties
  to stockholders              -               -    (1,290,000)             -    (1,290,000)
                          -----------------------------------------------------------------
Balance at August 31,
  1996                    $1,000      $7,646,000   $13,161,000   $(11,690,000) $  9,118,000
                          =================================================================

Company
Balance at September 1,
  1996                    $1,000      $   31,000   $  (461,000)  $          -  $   (429,000)
Accretion of redeemable
  preferred stock to
  redemption value             -               -       (33,000)             -       (33,000)
Net income for the four
  months ended December
  31, 1996                     -               -       192,000              -       192,000
                          -----------------------------------------------------------------
Balance at December 31,
  1996                     1,000          31,000      (302,000)             -      (270,000)
Accretion of redeemable
  preferred stock to
  redemption value             -               -      (100,000)             -      (100,000)
Net loss for the year
  ended December 31, 1997      -               -    (1,812,000)             -    (1,812,000)
                          -----------------------------------------------------------------
Balance at December 31,
  1997                    $1,000      $   31,000   $(2,214,000)  $          -  $ (2,182,000)
                          =================================================================

See accompanying notes.

                       Carlton Resources Corporation

                   Consolidated Statements of Cash Flows

                                     Predecessor         Company
                                  ---------------- ---------------------------
                                   Eight Months    Four Months
                                      ended           ended        Year ended
                                    August 31       December 31    December 31
                                       1996            1996           1997
                                  --------------------------------------------
Operating activities
Net income                        $   3,732,000    $     192,000  $(1,812,000)
Adjustments to reconcile net
  income to net cash  provided
  by (used in) operating activities:
   Depreciation, depletion and
     amortization                     2,259,000        1,010,000    4,009,000
   Deferred taxes                     1,936,000         (300,000)    (788,000)
   Change in operating assets and
     liabilities:
    Restricted cash                    (245,000)          (1,000)    (100,000)
    Accounts receivable                (692,000)         195,000      848,000
    Receivables from affiliates       1,495,000           96,000       27,000
    Prepaid expenses and other
      current assets                   (662,000)        (225,000)    (367,000)
    Other assets                              -           47,000     (126,000)
    Accounts payable                    785,000          174,000     (108,000)
    Payables to affiliates                    -           83,000      (83,000)
    Accrued liabilities                 245,000          (81,000)    (235,000)
                                    -----------------------------------------
Net cash provided by operating
  activitives                         8,853,000        1,190,000    1,265,000

Investing activities
Acquisition of common stock of
  Predecessor                                 -      (24,800,000)           -
Capital expenditures                 (2,694,000)        (164,000)  (1,544,000)
Proceeds from asset dispositions        827,000                -      277,000
Investment sales and maturities       2,729,000                -            -
Other, net                                4,000          248,000      (43,000)
                                   ------------------------------------------
Net cash provided by (used in)
  investing activities                  866,000      (24,716,000)  (1,310,000)

Financing activities
Debt proceeds                                 -       24,800,000    1,585,000
Debt payments                                 -          (16,000)  (2,484,000)
Purchase of common stock            (11,521,000)               -            -
                                  -------------------------------------------
Net cash (used in) provided by
  financing activities              (11,521,000)      24,784,000     (899,000)
                                  -------------------------------------------
Net increase (decrease) in
  cash and cash equivalents          (1,802,000)       1,258,000     (944,000)
Cash and cash equivalents at
  beginning of period                 1,880,000           77,000    1,335,000
                                  -------------------------------------------
Cash and cash equivalents at
  end of period                    $     78,000     $  1,335,000  $   391,000
                                  ===========================================
Supplemental cash flow information
Cash paid during the periods for:
  Interest                         $          -     $    326,000  $ 2,882,000
  Income taxes                     $    558,000     $     40,000  $   510,000


See accompanying notes.

                     Carlton Resources Corporation

               Notes to Consolidated Financial Statements

                       December 31, 1996 and 1997


1. Company Business and Acquisition

Carlton Resources, Inc. is an independent oil and gas company which owns operated and non-operated interests in properties located primarily in the Anadarko Basin in Oklahoma, the Gulf Coast of Texas, and the Austin Chalk area of Texas. In addition, the Company owns and operates an oil and gas gathering system and plant and a saltwater disposal system in the Anadarko Basin of Oklahoma. As used herein the term "Company" refers to Carlton Resources Corporation ("Carlton") and collectively to Carlton
and   the  Predecessor,  Magic  Circle  Energy Corporation ("Magic").

Effective September 1, 1996, Carlton, which had no previous operations, acquired all of the outstanding stock of Magic for $24.8 million in cash. The acquisition was accounted for under the purchase method of accounting. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values at the date of acquisition and is summarized as follows:

Current assets                               $   2,620,000
Property and equipment                          45,852,000
Other assets                                       437,000
Current liabilities                             (3,002,000)
Net deferred tax liabilities                   (21,107,000)
                                             -------------
                                             $  24,800,000
                                             =============

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all material inter-company accounts and transactions. The Company's percentage interests in the assets and liabilities of certain working interest oil and gas partnerships (for which the Company serves as general partner) are proportionately consolidated in the balance sheet.

Oil and Gas Properties

Carlton follows the successful efforts method of accounting for its oil and gas properties. Under this method, all costs to acquire oil and gas interests, to drill and equip successful exploratory wells and to drill and equip development wells are capitalized. Geological and geophysical costs and costs to drill unsuccessful exploratory wells are expensed. When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated with any gain or loss reflected in income. When less than complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation.

The Predecessor followed the full cost method of accounting for oil and gas operations. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and gas properties except in extraordinary transactions.

Impairment of oil and gas properties is provided when the carrying value of properties is less than their undiscounted estimated future net cash flows.

The Company's historical experience has been that the salvage value of equipment on property abandonments will cover the costs of dismantlement and property restoration.

Depletion,  depreciation  and  amortization  of  capitalized   costs  are
provided on the units-of-production method based on proved developed oil and gas reserves.

Gathering and Saltwater Disposal Systems

Depreciation of gathering and saltwater disposal systems is determined by the units-of-production method based on connected oil and gas supplies.

Property and Equipment-Other

Other property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.

Environmental Liabilities

Environmental  liabilities,  which  have  not   been   significant,   are
recognized when it is probable that a loss has been incurred and the amount is estimable.

Cash and Cash Equivalents

Cash and cash equivalents are highly liquid short-term investments that are readily convertible to known amounts of cash and generally have original maturities within three months from their date of purchase.

Restricted Cash

Certain amounts which have been posted as deposits for fixed assets purchases or as surety bonds as required by the Oklahoma Tax Commission have been classified as restricted cash.

Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents and long-term debt reported in the balance sheets approximate fair value.

Oil and Gas Sales

The Company recognizes oil and gas sales on the sales method, when oil and gas is sold. Under this method the Company may sell more or less than its entitled share creating an imbalance position. An asset or liability for the imbalance position is only recorded when the position cannot be recovered from remaining reserves. The Company's net imbalance positions at December 31, 1996 and 1997 were not material.

Income Taxes

Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. Allowable tax credits are applied currently as reductions of the provision for income taxes.

Concentration of Credit Risk

The Company maintains a portion of its unrestricted cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company's accounts receivable relate primarily to the sale of oil and natural gas to purchasers located in the Midwestern portion of the United States. The Company generally does not require collateral from its customers. Credit losses have been within management's expectations.

Derivatives

The Company does not engage in any hedging or other similar transactions which are intended to manage risks related to movements in oil and natural gas prices.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

3. Long-Term Debt

On November 22, 1996, the Company entered into a credit agreement with a bank for borrowings up to $16,000,000. Proceeds from the borrowings were used to satisfy the Company's liability for the purchase of the stock of Magic, see Note 1. The loan bears interest at the bank's base rate plus 1-1/4% (9.5% at December 31, 1996 and 10.4 % at December 31, 1997) which is payable monthly. Principal payments are due based upon the reduction in the Borrowing Base, as defined, initially $16,000,000. The Borrowing Base is re-determined semiannually, based on certain criteria, and is reduced $200,000 per month. The bank also, at its discretion, may re-determine the Borrowing Base and the amount by which the Borrowing Base is reduced each month. Any remaining principal or interest balance is due at maturity (November 22, 1999). At December 31, 1997, $15,185,000 was outstanding under the credit agreement. The credit agreement is secured by substantially all of the Company's assets and requires the Company to meet certain financial ratios and covenants. (See Note 14).

Also on November 22, 1996 the Company entered into a pre-production payment secured note agreement with an energy services company for borrowings up to $8,800,000. Proceeds from this borrowing were also used to satisfy the Company's liability for the purchase of the stock of Magic noted above. The borrowing bears interest at 16% per annum which is payable monthly. Principal and interest payments are due in the form of a monthly credit which the energy services company withholds from monthly gas purchases under a gas supply agreement (See Note 4). The amount of the credit is $135,000 per month through December 1997 and $310,000 per month thereafter until paid in full in December 2000. The balance of this borrowing was $8,736,000 at December 31, 1997. The note is secured by a secondary interest in substantially all of the Company's assets and requires compliance with certain non-financial covenants. (See Note 14).

In connection with the above borrowing, a contingent warrant agreement was executed whereby the energy services company acquires the right, under certain circumstances explained below, to purchase up to 8,800,000 shares, which would represent 90% of the shares outstanding, subject to adjustment in certain circumstances, of the Common Stock of Magic Circle Energy Corporation, a wholly-owned subsidiary of Carlton through which operations are conducted, at $1 per share, plus an amount equal to 16% per annum from the date of the contingent warrant agreement to date of exercise. Each warrant share becomes exercisable for each dollar by which the monthly credit, described above, does not equal the agreed monthly credit under the note agreement. Under certain conditions the Company can repurchase the warrant shares at a redemption price of $1.25. At December 31, 1997, no warrants had been issued. (See Note 14).

The Company is not in compliance with certain provisions of the credit agreement discussed above, related to current ratio, tangible net worth and debt coverage ratio which also cause the Company not to be in compliance with provisions of the pre-production payment secured note agreement. Accordingly, the Company has classified the amounts payable under both agreements as a current liability in the accompanying balance sheets.

4. Gas Processing and Supply Contracts

The Company has a gas processing and compression contract which provides for compression services to the Company in exchange for certain processing rights to the processor. The contract provides for the processing of a minimum of 10,000 Mcf's of gas per day for the life of the oil and gas leases of the dedicated area, as defined. Payment to the processor for compression services is in the form of condensate and liquid hydrocarbons removed by the processor. Cash payment for compression services is only required if gas volumes delivered fall below 8,000 Mcf's per day. The Company does not expect to be required to make any cash payments.

The Company also has a gas supply agreement with the energy services company discussed in Note 3 whereby the Company is required to sell to the energy services company 10,000 Decatherms of natural gas per day through October 2000. The energy services company has options to extend the agreement through October 2004 and has a right of first refusal on any gas volumes processed at the Company's facilities which exceed 11,000 Decatherms per day. The agreement provides for base volumes to be sold at the current published index price less $0.01 and less $0.05 for all option volumes. If the agreement is extended, base and option volumes will be sold at the current published index price less $0.05.

5. Income Taxes

The income tax provision (benefit) on income reconciled to the tax computed at the statutory federal rate were as follows:

                         Predecessor                 Company
                        --------------    ------------------------------
                        Eight months         Four months
                            ended               ended       Year ended
                          August 31          December 31    December 31
                            1996                1996           1997
                        --------------    ------------------------------
Tax at statutory rate    $2,073,000          $118,000       $(1,064,000)
Other                       133,000                 -            75,000
                         ----------          --------------------------
                         $2,206,000          $118,000       $  (989,000)
                         ==========          ==========================

The components of the provision (credit) for income taxes are as follows:

                        Predecessor                    Company
                       -------------        ---------------------------
                        Eight months           Four months
                            ended                 ended       Year ended
                          August 31            December 31    December 31
                            1996                  1996           1997
                       -------------        ----------------------------
Current                $   270,000           $ 418,000      $(200,000)
Deferred                 1,936,000            (300,000)      (789,000)
                       -------------        ----------------------------
Total provision         $2,206,000           $ 118,000      $(989,000)
                       =============        ============================

Significant components of the Company's deferred tax asset and liability are as follows:

                                                 December 31
                                            1996            1997
                                     --------------------------------
Deferred tax assets:
  Investment tax credits             $     284,000      $     284,000
  Original issue discount                1,353,000          1,185,000
  Other                                    452,000            365,000
                                     --------------------------------
                                         2,089,000          1,834,000
Deferred tax liabilities:
  Pre-acquisition basis difference
    resulting from debt restructuring    6,951,000          6,951,000
  Property and equipment                15,943,000         14,900,000
                                     --------------------------------
                                        22,894,000         21,851,000
                                     --------------------------------
Net long-term deferred tax
  liabilities                        $  20,805,000      $  20,017,000
                                     ================================

At December 31, 1997, the Company has investment tax credit carryforward of $284,000 which expires in varying amounts through the year 2000.

6. Contingencies

A former officer of the Predecessor who was also a limited partner in certain of the limited partnership drilling programs sponsored by the Predecessor has brought two separate actions in which the Company, among others, is a defendant. The first is an adversary proceeding commenced in 1994 in the bankruptcy proceeding of the Predecessor (which was filed in 1985). This action asserts several causes of actions based upon transfers of properties in 1987 by the Predecessor pursuant to an order of the Bankruptcy Court to a newly formed limited partnership for the benefit primarily of the secured lender and other creditors of the Predecessor. The secured lender and the limited partnerships in which the plaintiff was a limited partner were joined as additional defendants. The other action was filed in 1996 in Oklahoma state court alleging breaches of fiduciary duties, rights to an accounting, breaches of contracts and several other claims relating to the dissolution of certain of the limited partnerships in which the plaintiff was a limited partner. The plaintiff has purportedly brought the actions on behalf of himself and the other limited partners in the relevant limited partnerships, although the actions have not yet been certified as class actions. The Company denies all allegations and has filed a motion for summary judgment. While management cannot predict the outcome of these actions, management believes that the results will not materially affect the Company's financial position.

The Company is also a party to routine claims and actions incident to the ordinary course of its business. Management, after review and consultation with counsel, believes resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

The Company is subject to various federal, state and local environmental laws and regulations and as such is involved in environmental remediation projects and ongoing compliance. The Company believes they are currently in substantial compliance with applicable environmental requirements and does not expect future costs related to known exposures to exceed amounts currently accrued.

7. Leases

Future minimum lease payments under non-cancelable operating leases as of December 31, 1997 are as follows:

1998                              $349,000
1999                               267,000
2000                               215,000
2001                               119,000
2002                                 3,000
                                  --------
                                  $953,000
                                  ========

Total rent expense for the eight months ended August 31, 1996, the four months ended December 31, 1996, and the year ended December 31, 1997 was $89,000, $47,000, and $290,000, respectively.

Future minimum sublease receipts under non-cancelable sublease as of December 31, 1997 are as follows:

1998                              $140,000
1999                               139,000
2000                               120,000
2001                                80,000
2002                                     -
                                  --------
                                  $479,000
                                  ========

8. Employee Benefit Plan

The Company sponsors a 401(k) defined contribution plan which provides employees the opportunity to defer 1% to 15% of their annual compensation. Effective January 1, 1997, the Company began matching employee contributions 100% up to 3% of compensation deferred. Employees are vested in Company matching contributions over a seven-year period. The Company contributed $12,000 to the plan for the year ended December 31, 1997 and $6,000 to the plan for the four months ended December 31, 1996. The Predecessor contributed $5,000 to a similar plan for the eight months ended August 31, 1996.

9. Related Party Transactions

Receivables from Affiliates represent amounts due from oil and gas partnerships in which the Company has an interest. The Company pays operating expenses and drilling costs for certain wells and bills the related parties for their proportionate share. The amounts due also include the Company's share of earnings of the partnerships that have not been distributed. Payable to affiliates represents amounts due to oil and gas partnerships for undistributed oil and gas receipts.

10. Redeemable Preferred Stock

The Company is authorized to issue preferred stock, in one or more series, and to designate the preferences of each series. At December 31, 1996 and 1997, the Company had authorized 120 shares of Redeemable Preferred Stock ("Preferred"), $.01 par value with a stated value of $25,000 per share; 12 shares were issued and outstanding. The Preferred has no dividend rights and is redeemable on the third anniversary of issuance, March 29, 1998 (scheduled redemption date), at 150% of the stated value plus shares of common stock of the Company having an aggregate value of $12,500. The Company may, at its option, redeem the Preferred prior to the scheduled redemption date at the same amount required at the scheduled redemption date, adjusted for the period the Preferred is outstanding. Should the Company fail to redeem the Preferred at the scheduled redemption date, the Preferred will convert into promissory notes payable to the holders of each Preferred share in the amount of $50,000 per share (total of $600,000 for the 12 shares outstanding) bearing interest at the then current interest rate and due one year from the date of scheduled redemption. The Preferred has preference over common shares in the event of liquidation, has no voting rights and no dividends can be paid on the common stock as long as the Preferred is outstanding. The carrying value of the Preferred is being accreted to the redemption value ($600,000) by periodic charges to retained earnings over the life of the issue. (See Note 14).

11. Crude Oil and Natural Gas Producing Activities

Capitalized  costs  relating  to  crude oil  and  natural  gas  producing
activities   and   related  accumulated   depreciation,   depletion   and
amortization are summarized as follows:

                                                December 31
                                         1996                1997
                                      -------------------------------
Proved crude oil and natural
  gas properties                      $22,732,000         $23,339,000
Accumulated depreciation, depletion
  and amortization                        708,000           3,342,000
                                      -------------------------------
                                      $22,024,000         $19,997,000
                                      ===============================

Costs incurred in crude oil and natural gas producing activities for the years ended December 31, 1996 and 1997, are as follows:

                                            Year ended December 31
                                           1996                1997
                                      -------------------------------
Acquisition of properties:
  Proved                              $ 512,000           $         -
  Unproved                               70,000                     -
Exploration costs                        86,000                     -
Development costs                       810,000             1,339,000

The amortization rates per barrel of oil equivalent produced for the eight months ended August 31, 1996 was $2.99.

12. Major Customers

In the year ended December 31, 1997, approximately $8,922,000 and $1,485,000 of the Company's gross revenue was from one customer and a second customer, respectively. Revenue of $7,392,000 was from one customer for the year ended December 31, 1996.

The Company believes that the loss of these customers would not have a significant impact on the Company's results of operations or financial condition.

13.   Supplementary  Crude  Oil  and  Natural  Gas  Reserve   Information
      (Unaudited)

The Company has interests in crude oil and natural gas properties that are principally located in Oklahoma and Texas. The Company does not own or lease any crude oil and natural gas properties outside the United States.

The Company retains independent engineering firms to provide year-end estimates of the Company's future net recoverable crude oil and natural gas reserves. Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the balance sheet dates under existing regulatory practices and with conventional equipment and operating methods.

Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered form new wells on undrilled acreage or from existing wells on which a relatively major expenditure is required for recompletion.

Net quantities of proved developed and undeveloped reserves of natural gas and crude oil, including condensate and natural gas liquids, are provided below.

                                                                Natural Gas
                                         Crude Oil               (Thousand
                                         (Barrels)              Cubic Feet)
                                       -----------              -----------
Proved reserves at December 31, 1995     576,000                 16,058,000
Purchase of reserves in place              1,000                      5,000
Revisions of previous estimates          749,000                 24,408,000
Production                              (102,000)                (2,560,000)
Sales of reserves in place               (50,000)                (2,543,000)
                                       ---------                -----------
Proved reserves at December 31, 1996   1,174,000                 35,368,000
Purchase of reserves in place                  -                          -
Revisions of previous estimates         (137,000)                (2,070,000)
Production                               (83,000)                (1,846,000)
Sales of reserves in place               (83,000)                (1,752,000)
                                       ---------                -----------
Proved reserves at December 31, 1997     871,000                 29,700,000
                                       =========                ===========
Proved developed reserves at
  December 31, 1996                      837,000                 22,618,000
                                       =========                ===========
Proved developed reserves at
  December 31, 1997                      566,000                 18,098,000
                                       =========                ===========

The following is a summary of a standardized measure of discounted net cash flows related to the Company's proved crude oil and natural gas reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of the period presented. Prices used were $23.62 and $15.47 per barrel of crude oil and $3.47 and $2.31 per thousand cubic feet of natural gas at December 31, 1996 and 1997, respectively. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future. Estimated future income tax expenses were calculated by applying future statutory tax rates (based on the current tax law adjusted for permanent differences and tax credits) to the estimated future pretax net cash flows related to proved crude oil and natural gas reserves, less the tax basis of the properties involved.

The Company cautions against using this data to determine the fair value of its crude oil and natural gas properties. To obtain the best estimate of fair value of the crude oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.

The standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves are summarized as follows:

                                               December 31
                                         1996                1997
                                      -------------------------------
Future cash inflows                   $150,401,000        $81,975,000
Future production and development
  costs                                 51,946,000         37,040,000
Future income tax expenses              37,413,000         17,075,000
                                      -------------------------------
Future net cash flows                   61,042,000         27,860,000
10% annual discount for estimated
  timing of cash flows                  32,436,000         13,358,000
                                      -------------------------------
Standardized measure of discounted
  future net cash flows               $ 28,606,000        $14,502,000
                                      ===============================

The following are the principal sources of change in the standardized measure of discounted future net cash flows for the years ended December 31, 1996 and 1997:

                                           1996                1997
                                       --------------------------------
Discounted future net cash flows
  at the beginning of the year         $  8,814,000        $ 28,606,000
Changes during the year:
  Sales and transfers of crude oil and
    natural gas produced, net of
    production costs                     (4,326,000)         (3,661,000)
  Net changes in prices and
    production costs                     16,705,000         (19,936,000)
  Development costs incurred during
    the period                              810,000           1,339,000
  Changes in estimated future
    development costs                      (627,000)             (2,000)
  Purchases of reserves in place              2,000                   -
  Sales of reserves in place             (2,142,000)         (2,357,000)
  Extensions and discoveries, less
    related costs                         1,675,000           1,033,000
  Revisions of previous quantity
    estimates                            18,203,000              24,000
  Accretion of discount                   1,422,000           4,614,000
  Net change in income taxes            (12,131,000)          9,346,000
  Changes in production rates
    (timing) and other                      201,000          (4,504,000)
                                       --------------------------------
  Total changes                          19,792,000         (14,104,000)
                                       --------------------------------
Discounted future net cash flows
  at the end of year                   $ 28,606,000        $ 14,502,000
                                       ================================

14. Subsequent Event

On February 24, 1998, all of the Common Stock of the Company was sold to Ram Energy, Inc. In connection with the sale, the outstanding principal balances, including accrued interest, of the credit agreement and pre-production payment secured note (See Note 3) were paid, the contingent warrant agreement (See Note 3) was cancelled and the Preferred Stock (See
Note 10) was redeemed.

                      PRO FORMA COMBINED FINANCIAL INFORMATION



  The following Pro Forma Combined Statement of Operations for the year ended December 31, 1997 reflects the historical results of the Company, adjusted to give effect to the sale by the Company in February 1998 of $115,000,000 of 11-1/2% Senior Notes due 2008 (the "Offering") and the application of the net proceeds therefrom, including the acquisition of Carlton Resources Corporation (the "Carlton Acquisition") by the Company, as though each of the transactions had occurred on January 1, 1997.

  The Pro Forma Combined Condensed Balance Sheet at December 31, 1997 reflects the historical financial position of the Company as of such date adjusted to give pro forma effect to the Carlton Acquisition and the Offering and the application of the net proceeds therefrom as if they had occurred on December 31, 1997.

  The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Pro Forma Combined Financial Information does not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period.

                                     RAM ENERGY, INC.
                         Pro Forma Combined Statement of Operations
                                Year ended December 31, 1997
                                   Historical            Adjustments
                              -------------------  ----------------------
                               Company   Carlton    Combining    Offering    Pro Forma
                              ---------  -------   -----------   --------    ---------
                                      (In thousands, except per share data)
Income Statement Data:
 Operating revenues:
   Oil and gas                 $23,737  $   5,696                            $29,433
   Gathering system                  -     10,340                             10,340
   Operator overhead fees            -        690   $ (690)(1)                     -
   Other                            79        336                                415
                               -------  ---------   ----------  -----------  -------
     Total operating revenues   23,816     17,062     (690)                   40,188

 Operating expenses:
   Oil and gas production        6,769      2,035                              8,804
   Other charges to production       -        514     (514)(3)                     -
   Cost of oil and gas purchased     -      6,652                              6,652
   Gathering system                  -        760                                760
   Depreciation and amortization 8,693      4,009    1,390(2)                 14,092
   General and administrative    4,467      2,864     (690)(1)
                                                    (2,048)(3)   $(1,071)(7)   3,522
                               -------    -------   ----------   -----------  ------
     Total operating expenses   19,929     16,834   (1,862)       (1,071)     33,830
                               -------    -------   ----------   -----------  ------
 Operating income                3,887        228    1,172         1,071       6,358

 Other income (expense):
   Interest expense             (5,159)    (3,084)                (5,001)(5)
                                                                    (669)(6) (13,913)
   Interest income                  83         55                                138
                               -------    -------   ----------   ----------- -------
 Loss before income taxes       (1,189)    (2,801)   1,172        (4,599)     (7,417)

 Income tax provision (benefit)      -       (989)     (82)(4)    (1,748)(8)  (2,819)
                               -------    -------   ----------   ----------- -------
 Net loss                      $(1,189)   $(1,812)  $1,254       $(2,851)    $(4,598)
                               =======    =======   ==========   =========== =======
 Net loss per common share                                                    $(1.69)
                                                                              ======
 Weighted average common shares
   outstanding (in thousands)                                                   2,727
                                                                                =====

                                      RAM ENERGY, INC.
                        Pro Forma Combined Condensed Balance Sheet
                                     December 31, 1997
                                    Historical                    Adjustments
                                 --------------------       ------------------------
                                 Company      Carlton       Combining       Offering          Pro Forma
                                 -------      -------       ---------       --------          ---------
                                                      (In thousands)
Assets
Current assets:
  Cash and cash equivalents     $  1,248     $     391     $(43,000)(1)     $  46,322 (2)     $    4,961
  Restricted cash                      -           346                                               346
  Accounts receivable:
    Oil and gas sales              4,161             -                                             4,161
    Joint interest                   987           958                                             1,945
    Other                             34           116                                               150
  Prepaid expenses                   366           652                                             1,018
                                 -------       -------     --------         ---------         ----------
    Total current assets           6,796         2,463      (43,000)           46,322             12,581

  Property and equipment, net     60,574        42,085       21,428 (1)                          124,087
  Other assets                     2,357           559         (559)(1)         5,006 (2)          7,363
                                 -------       -------     --------         ---------         ----------
    Total assets                 $69,727       $45,107     $(22,131)        $  51,328         $  144,031
                                 =======       =======     ========         =========         ==========

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Account payable:
    Trade                       $ 3,935        $ 2,321                                        $    6,256
    Oil and gas proceeds
      due others                  3,033              -                                             3,033
  Accrued liabilities             2,303            455                                             2,758
  Long-term debt due within
    one year                         97         23,921     $(23,921)(1)                               97
                                -------       --------     --------         ---------         ----------
     Total current liabilities    9,368         26,697      (23,921)                              12,144

11-1/2% Senior Notes due 2008,
  net of discount                     -              -                      $ 113,328 (2)        113,328
Other long-term debt due after
  one year                       62,127              -                        (62,000)(2)            127
Deferred tax liability                -         20,017          183(1)                            20,200
Other                             2,215              -                                             2,215
Redeemable preferred stock            -            575         (575)(1)                                -
Stockholders' equity (deficit)   (3,983)        (2,182)       2,182 (1)                           (3,983)
                                -------        -------       ------         ---------         ----------
    Total liabilities and
      stockholders' equity
      (deficit)                 $69,727        $45,107     $(22,131)        $  51,328           $144,031
                                =======        =======     ========         =========         ==========

                       ADJUSTMENTS TO PRO FORMA FINANCIAL STATEMENTS


Statement of Operations (in thousands):
 Carlton Acquisition

   Adjustments to combine the Company and Carlton including adjustment of depreciation and amortization to consider carrying amounts after purchase allocations and application of the full cost method of accounting to acquired properties; adjustments to costs and expenses to give effect to contractual terms of the Carlton Acquisition; and adjustment of income taxes as a result of the combination. Such adjustments include:

(1) Reclassification of operator fees recorded by Carlton as recovery of expenses to conform to the Company's accounting method.

(2) Adjust depreciation and amortization to reflect changes in the asset values after acquisition:

          Acquired basis                $5,399
          Historical basis               4,009
                                        ------
          Adjustment                    $1,390
                                        ======

(3)  The stock purchase agreement executed on December 16, 1997 by RAM
     Energy to acquire Carlton, provides that Corporate Employees (defined therein) will resign or be terminated by closing of the Carlton Acquisition and that the Company will assign Excluded Assets (defined therein) to the selling stockholders of Carlton prior to such closing.

     Adjustments resulting from contractual requirements of the Carlton stock purchase agreement to exclude costs and expenses of Corporate Employees identified and required in such agreement to resign or be terminated at closing of the Carlton Acquisition and Excluded Assets identified and retained by the selling stockholders of Carlton at such closing:

          Salaries and related benefits
           of Corporate Employees terminated
           by the closing of the Carlton
           Acquisition                                $ 1,546
          Rental and other costs associated
           with Excluded Assets                         1,016
                                                      -------
          Total costs and expenses eliminated
           at the closing of the Carlton Acquisition  $ 2,562
                                                      =======

          Included in Carlton historical results as:
            General and administrative                $ 2,048
            Other charges to production                   514
                                                      -------
                                                      $ 2,562
                                                      =======

(4) Adjustment of income taxes to consider effects of pro forma combined operations:

          Pro forma combined loss before income taxes $ (2,818)
          Effective rate                                    38%
                                                      --------
          Pro forma income taxes (benefit)              (1,071)
          Historical                                      (989)
                                                      --------
          Adjustment                                     $ (82)
                                                      ========
Offering

(5)  Incremental interest expense of Offering:

          $115.0 million of Senior Notes
            (at 11-1/2%) due 2008                      $13,225
          Interest on other debt                            19
                                                      --------
                                                        13,244
          Historical                                     8,243
                                                      --------
          Incremental                                  $ 5,001
                                                      ========
(6)  Additional amortization related to deferred
     offering costs and discount on debt issuance      $   669
                                                      ========

(7) In connection with the Offering, officers of RAM Energy have executed new employment and other agreements and the RAM Energy board of directors adopted resolutions which reduced executive and director compensation:

     Reductions in general and administrative expense
      for reduced executive compensation to reflect
      new employmentagreements executed in connection
      with the Offering                                $(1,071)
                                                       =======

(8)  Tax effect of Offering adjustments at 38%         $(1,748)
                                                       =======
Balance Sheet

(1) Record the Carlton Acquisition as if consummated on December 31, 1997:

          Purchase price                                   $ 43,000
                                                           ========
          Retirement of Carlton debt                       $ 23,921
                                                           ========
          Redemption of preferred stock                    $    575
                                                           ========
          Allocation to property and equipment:

            Purchase price-oil and gas properties          $ 26,000
            Purchase price-gathering system                  17,000
            Deferred income taxes                            20,200
                                                           --------
                                                             63,200
            Carlton-historical                               42,085
                                                           --------
                                                             21,115
            Allocation to other assets and liabilities, net     313
                                                           --------
            Adjustment                                     $ 21,428
                                                           ========

(2)  Record net proceeds of Offering and retirement
     of existing debt of Company:
        11-1/2% Senior Notes due 2008                      $115,000
        Less discount of $1,672, issuance costs
         and expenses                                         6,678
                                                           --------
        Net proceeds from the Offering                      108,322
        Retirement of other long-term debt                   62,000
                                                           --------
        Net proceeds after retirement of existing
          long-term debt                                   $ 46,322
                                                           ========

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 27, 1998           RAM Energy, Inc.


                                By: JOHN M. LONGMIRE
                                    Senior Vice President, Secretary, Treasurer
                                    and Chief Financial Officer

                                EXHIBIT INDEX



Exhibit
No.       Description                         Method of Filing
-------   -----------                         ----------------

2         Stock Purchase Agreement dated      Incorporated herein by reference
          December 16, 1997 among Rolf N.
          Hugnagel and Robert E. Davis, Jr.
          and the Registrant with respect
          to the acquisition of Carlton
          Resources Corporation

27        Financial Data Schedule for         Filed herewith electronically
          Carlton Resources Corporation